November 2, 2001



WaveRider Communications, Inc.
255 Consumers Road, Suite 500
Toronto, Ontario Canada M2J 1R4
Ladies and Gentlemen:

         We are familiar with Amendment No. 1 to the Registration Statement on Form S-3 filed on November 2, 2001 by WaveRider Communications Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933 (the "S-3 Registration Statement"). The S-3 Registration Statement relates to the registration of 28,840,000 shares of the Company's Common Stock, $0.001 par value per share ("Shares"), which are issuable upon the exercise of subscription rights and warrants, and 14,840,000 warrants which are issuable upon the exercise of subscription rights and as compensation to the Company's solicitation agent ("Warrants").

         In arriving at the opinions expressed below, we have examined and relied on the following documents: (a) the Articles of Incorporation of the Company, as amended; (b) the Amended and Restated By-Laws of the Company; and
(c) the records of meetings and consents of the Board of Directors and stockholders of the Company provided to us by the Company. In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have further assumed that a sufficient number of duly authorized and unissued shares of the Company's Common Stock will be available for issuance at the time the Shares are sold in accordance with the terms thereof and at the time the Warrants are exercised; and that the consideration received by the Company in respect of each Share will be no less than its par value.

         Based upon the foregoing, it is our opinion that:

         1. The Company has taken all necessary corporate action required to authorize the issuance and sale of the Shares and the Warrants; and

         2. The Shares and the Warrants will be, upon issuance, legally issued and fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the S-3 Registration Statement.

                                                     Very truly yours,

                                                     FOLEY HOAG & ELIOT LLP



                                                     By:  /s/David A. Broadwin
                                                          a Partner